Exhibit 11.1
                            INTEL CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE (2)
                 (In millions, except per share amounts)

                                    Three Months Ended      Six Months Ended
                                    ------------------      -----------------
                                    Jun. 28,  Jun. 29,      Jun. 28, Jun. 29,
                                     1997       1996         1997      1996
                                    ------------------      -----------------
PRIMARY SHARES CALCULATION:

Reconciliation of weighted
  average number of shares
  outstanding to amount used in
  primary earnings per share
  computation:

Weighted average number of
  shares outstanding                1,635      1,648        1,636    1,646

Add shares issuable from assumed
  exercise of options and warrants    162        128          162      122
                                   ------     ------       ------   ------
Weighted average number of shares
  outstanding as adjusted           1,797      1,776        1,798    1,768
                                   ======     ======       ======   ======


FULLY DILUTED SHARES CALCULATION:

Reconciliation of weighted average
  number of shares outstanding to
  amount used in fully diluted
  earnings per share computation:

Weighted average number of shares
  outstanding                       1,635      1,648        1,636    1,646

Add shares issuable from assumed
  exercise of options and warrants    162        134          162      134
                                   ------     ------       ------   ------
Weighted average number of shares
  outstanding as adjusted           1,797      1,782        1,798    1,780
                                   ======     ======       ======   ======

NET INCOME                         $1,645     $1,041       $3,628   $1,935
                                   ======     ======       ======   ======
PRIMARY EARNINGS PER SHARE         $ 0.92     $ 0.59       $ 2.02   $ 1.09
                                   ======     ======       ======   ======
(1) FULLY DILUTED EARNINGS PER
    SHARE                          $ 0.92     $ 0.58       $ 2.02   $ 1.09
                                   ======     ======       ======   ======

<F1>
(1) Earnings per common equivalent share presented on the face of the statements of income represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the statement of income because the differences are insignificant.
<F2>
(2) A two-for-one stock split effected as a special stock distribution was paid on July 13, 1997 to stockholders of record as of June 10, 1997. All share and per share amounts reported herein have been adjusted to reflect the effects of this split.